EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD PRIME STOCKHOLDERS APPROVE AMENDMENT TO ADVISORY AGREEMENT
Amendment Significantly Lowers Termination Fee
and Addresses Other Investor Feedback

DALLAS, June 12, 2017 -- Ashford Hospitality Prime, Inc. (NYSE: AHP) (“Ashford Prime” or the “Company”) today announced that at its 2017 Annual Meeting of stockholders (the "Annual Meeting") held on Friday, June 9th, its stockholders approved the Company’s amended and restated advisory agreement with Ashford Inc. (NYSE MKT: AINC) with over 95% of shares voted approving the amendment. The amended agreement, previously entered into and announced on January 24, 2017, significantly lowers the termination fee and addresses other investor feedback.
“The shareholder approval of the fourth amendment to our Advisory Agreement with Ashford Inc. is an important milestone for the Company,” said Richard J. Stockton, Ashford Prime’s President and Chief Executive Officer. “This amendment not only significantly reduces the termination fee, but also provides for additional communication and transparency to allow investors to calculate it on a regular basis. Furthermore, four new independent directors were elected to the Board, bringing the total number of independents to seven out of eight directors. This culminates a year of great progress in enhancing corporate governance in line with investor feedback.”
Highlights of the amended agreement include the following:

•	Removal of the tax gross-up provision and the 1.1 times multiple from the calculation of the termination fee.

•	The revenues and allocated expenses of Ashford Inc. used to calculate the termination fee will be publicly disclosed on a quarterly basis.

•	The termination provisions of the advisory agreement have been amended and, specifically, a change in a majority of the Company's incumbent directors no longer triggers a termination fee.

•
The advisor's right under the existing advisory agreement to appoint a "Designated Chief Executive Officer" has been eliminated. The role of the current CEO of Ashford Prime, Richard Stockton, is not impacted by the removal of this provision, and he will continue to serve as CEO in the same capacity as he has since his appointment on November 14, 2016.

•
In addition to the termination fee, a payment of $45 million would be owed to Ashford Inc. in the event the amended agreement is terminated prior to any incremental growth in the hotel portfolio. This amount will reduce ratably to zero over time based on incremental asset growth.

A summary of the terms of the amended agreement and the complete amended agreement can be found in the proxy statement filed by the Company with the SEC on April 28, 2017. Full voting results will be filed with the Securities and Exchange Commission.
Ashford Hospitality Prime is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the implied share price for the Company's common stock. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Prime's control.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

-END-